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            [LOGO]                          45 FIRST AVENUE, WALTHAM, MA 02454
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                           NOTICE OF SPECIAL MEETING

                                                                          , 1999

TO THE HOLDERS OF THE COMMON STOCK OF
THERMO POWER CORPORATION

    I am pleased to give you notice of and cordially invite you to attend in person or by proxy the Special Meeting of the stockholders of Thermo Power Corporation, a Massachusetts corporation (the "Company" or "Thermo Power"),
which will be held on       , at 10:00 a.m., at the executive offices of Thermo
Electron Corporation ("Thermo Electron"), 81 Wyman Street, Waltham, Massachusetts 02454, and at any adjournment or adjournments thereof (the "Special Meeting"). At the Special Meeting, stockholders will:

    1. Consider and vote on a proposal to approve an Agreement and Plan of Merger dated as of May 5, 1999 (the "Merger Agreement") pursuant to which TP Acquisition Corporation, a newly-formed subsidiary of Thermo Electron (the "Merger Sub"), would be merged with and into Thermo Power (the "Merger"). Upon the Merger, each stockholder of the Company (other than stockholders who perfect their dissenters' rights and Thermo Electron) would become entitled to receive $12.00 in cash, without interest, for each outstanding share of common stock, $.10 par value, of the Company (the "Common Stock") owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Appendix A to, and is described in, the accompanying Proxy Statement.

    2. Transact such other business as may properly come before the Special Meeting.

    Only stockholders of record at the close of business on             , 1999
will receive notice of and be able to vote at the Special Meeting.

    The accompanying Proxy Statement describes the Merger Agreement, the proposed Merger and the actions to be taken in connection with the Merger. The Company's by-laws require that the holders of a majority of the outstanding shares of Common Stock entitled to vote be present or represented by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the Special Meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy Card in the accompanying envelope, which requires no postage if mailed in the United States. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting.


    Stockholders who properly demand appraisal prior to the stockholder vote at the Special Meeting, who do not vote in favor of approval of the Merger Agreement and who otherwise comply with the provisions of Sections 85 through 98, inclusive, of the Massachusetts Business Corporation Law (the "MBCL") will be entitled, if the Merger is completed, to statutory appraisal of the fair value of their shares of Common Stock. See "RIGHTS OF DISSENTING STOCKHOLDERS" in the accompanying Proxy Statement and the full text of Sections 85 through 98, inclusive, of the MBCL, which is attached as Appendix C to, and is described in, the accompanying Proxy Statement, for a description of the procedures that you must follow in order to exercise your appraisal rights.


    This Notice, the Proxy Card and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                          SANDRA L. LAMBERT
                                          CLERK
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    WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES ARE
REPRESENTED AT THE SPECIAL MEETING. TO APPROVE THE MERGER AGREEMENT, THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON IS REQUIRED. YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY REVOKE SUCH HOLDER'S PROXY AND VOTE PERSONALLY ON THE MERGER AGREEMENT AT THE SPECIAL MEETING.


    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. IN CONSIDERING THE RECOMMENDATION OF THE BOARD OF DIRECTORS WITH RESPECT TO THE MERGER AGREEMENT, THE STOCKHOLDERS OF THE COMPANY OTHER THAN THERMO ELECTRON AND THE DIRECTORS AND OFFICERS OF EACH OF THE COMPANY AND THERMO ELECTRON (THE "PUBLIC STOCKHOLDERS") SHOULD BE AWARE THAT CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY HAVE CERTAIN INTERESTS THAT ARE IN ADDITION TO, OR DIFFERENT FROM, THE INTERESTS OF THE PUBLIC STOCKHOLDERS. SEE "SPECIAL FACTORS--CONFLICTS OF INTEREST."

    IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT.

    PLEASE DO NOT SEND YOUR STOCK CERTIFICATES TO THE COMPANY AT THIS TIME.